UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): June 19, 2006


                              Qlinks America, Inc.
                         -------------------------------
                              (Name of Registrant)

                             Global Envirotech, Inc.
                    ----------------------------------------
                                  (Former Name)

                  Colorado                           90-0138998
         ------------------------                 --------------------
         (State of incorporation)                 (I.R.S. Employer
                                                  Identification No.)


             112 N. Rubey Drive, Suite 180, Golden, CO 80403
         -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 328-3290



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

            Subject to the terms and conditions of an Agreement and Plan of Merger By and Between Global Envirotech, Inc. (GLOBAL) and Qlinks America, Inc. (QLINKS), which was closed on June 16, 2006, ninety and six-tenths percent (90.6%) of the issued and outstanding shares of GLOBAL Common Stock was acquired by QLINKS in accordance with the provisions of the Laws of the State of Colorado. QLINKS acquired 90.6% of the outstanding shares of GLOBAL Common Stock for Thirty Thousand Dollars ($30,000.00) Fifteen Thousand Dollars of the consideration had previously been advanced (at the time of signing a Letter of Intent) and the remaining Fifteen Thousand Dollars has been paid by QLINKS. As a result of the Transaction, QLINKS owned 90.6% of shares of GLOBAL and was the majority shareholder of GLOBAL. GLOBAL has now been merged into QLINKS by a statutory merger and the shareholders of GLOBAL now own a minority of shares of QLINKS (approximately 9.4%) and QLINKS shall continue to conduct its business and operations and shall be the surviving company.

Item 1.02 Termination of a Material Definitive Agreement

        None

Item 1.03 Bankruptcy or Receivership

        None

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

         QLINKS ("the Company") was organized February 18, 2003 under the laws of the State of Colorado, as QLinks America, Inc. The Company has not commenced significant operations and, in accordance with Statement of Financial Accounting Standards No. 7 Accounting and Reporting by Development Stage Enterprises ("SFAS No. 7"), the Company is considered a development stage company.

         The predecessor entity to the current Company was Qlinks America, LLC, originally formed in 2001 as a Colorado Limited Liability Company owned by the current Chairman of Qlinks America, Inc., William R. Jones, and Office Technology Systems ("OTS").

            In 2003, Mr. Jones contributed his interests in the software and the hardware of Qlinks America, LLC and the Company also purchased OTS' ownership interests in Qlinks America, LLC to form the basis for the present day Company.

General

         Qlinks America, Inc. plans to deliver a proven, cost-effective "targeted advertising" solution, the QBux (TM) Solution Set, within existing Communities of Interest (COI) to increase revenues and profits for consumer packaged goods (CPG) retailers, distributors, and manufacturers.

         The Company's QBux (TM) Solution Set will offer fully integrated kiosks and Point of Sale (POS) touch points that are expected to allow clients to "target" consumers with goods and services that they are most likely to purchase. At the same time, Qlinks' comprehensive back-office solution is planned to uniquely protect consumer identity and privacy. This solution set has been developed to be replicable within several COI (nationally and internationally).

         In October 2005, the Company purchased certain assets and assumed certain liabilities of ThinkBurst Media, Inc. (the "Seller"). The Seller is a Florida corporation that engages in the business of owning and operating web sites, web portals, and related business matters, with a particular emphasis on wireless developer networks and geographic information systems. The assets acquired from the Seller in the transaction consisted of it's GeoCommunity Web Site, Wireless Developer Network, equipment, furniture and software, goodwill items (lists of advertisers, customer lists) and certain operational components including the ThinkBurst Media, GeoCommunity, Wireless Developer Network, and other trademarked names, available cash in bank accounts, A/R, and all tangible and intangible assets held by the Company. The Company operates the acquired assets as Qlinks Media Group (QMG), a division of the Company.

         The Company plans to continue to operate QMG as a separate operating division. QMG provides a steady revenue stream ($40,000-60,000 per month) with excellent cash flow and profitability. In addition, through QMG, the Company can deliver internet-based advertising and product sales within focused COI (geo-community and wireless developers). The Company's plan is to steadily grow its business within these two COI through expanded data set sales (product offerings) and an expansion of its advertisers within these two web communities. The Company will also explore the potential of expanding this business model into other business-focused COI.

     The Company maintains its principal executive offices at 112 N. Rubey Drive, Suite 180, Golden, CO 80403, telephone (303) 328-3290.

     The authorized capitalization of the Company is 30,000,000 shares of no par value common stock, of which 16,886,680 shares were issued and outstanding at June 16, 2006. (post-merger). In addition, the Company is authorized to issue 10,000,000 shares of preferred stock for which the Board of Directors may determine preferences, limitations and relative rights prior to issuance.

     This report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the
"Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements regarding, among other items,
(1) the Company's business plans, (2) anticipated trends in the Company's business and its future results of operations, (3) market conditions in the retail advertising and promotions industry, (4) the ability of the Company to make and integrate acquisitions, and (5) financial market conditions.

     These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, many of which are beyond the Company's control. Actual results could differ materially from those implied by these forward-looking statements as a result of, among other things, (1) a decline in the demand for retail advertising and promotion solutions, (2) decisions by our strategic partners to pursue other solutions and business options, (3) incorrect estimations of required capital expenditures,
(4) increases in the cost of delivering our business solutions, (5) competitive alternatives that adversely impact our business projections, (6) an increase in the cost of research, development, and operations, (7) an inability to meet schedules, (8) changes in general economic conditions, or (9) failure to ever achieve our business plan. These and other risks are discussed under the heading "--Certain Risks." In light of these and other risks and uncertainties of which the Company may be unaware or which the Company currently deems immaterial, there can be no assurance that actual results will be as projected in the forward-looking statements.

Business Activities and Recent Developments

            The Company commenced limited operations in late 2005 and, in accordance with Statement of Financial Accounting Standards No. 7 Accounting and Reporting by Development Stage Enterprises ("SFAS No. 7"), the Company was considered a development stage company in 2005. In recent months, the Company has been developing its technology, solutions, and markets to conduct a pilot program in the Denver, CO marketplace. The pilot is planned to be conducted with a major newspaper company and a large regional operator of convenience stores in the Denver market. The Company expects to conduct the pilot in 3rd Qtr of 2006. If the pilot is successful, then execution of the business plan will continue, including operations in the Denver market, followed by expansion into other large markets. In 2006, the company has continued the business of Qlinks Media Group, with monthly revenues averaging $50,000 during the 1st half of 2006.

Customers and Markets

            At this time, the Company has limited customers and potential markets. The only revenues, customers, and markets of the Company are through its Qlinks Media Group (QMG), which operates the business related to the assets acquired from ThinkBurst Media. QMG customers include those that purchase data, internet advertisers, and acquirers of internet-based services offered by the Company.

Major Customers

            The Company has no customers that represent in excess of 10% of the Company's total sales. The Company does not believe that a loss of any or all of the current QMG customers would have a material adverse effect on its business. The Company expects to grow a majority of its revenues, customers, and markets through the execution of its business plan and revenues from its QBux (TM) Solution Set.

Competition

         The Company's primary competition can be grouped into three categories:
(a) traditional solutions, (b) internet-based solutions, and (c) in-market solutions. While the latter two categories are growing in use and effectiveness, the traditional solutions still comprise the majority of market expenditures (over 85%). The traditional solutions include direct mail, local newspaper advertisements, yellow page advertisements, local radio, local signage, and brochures/handouts.

State Regulations

        The Company's operations are subject to regulation at the state level and, in some cases, county, municipal and local governmental levels. The Company does not expect any of these regulations to adversely impact its business plan.

Environmental Matters

     The Company is subject to certain federal, state, and local environmental laws and regulations, but does not expect any of these laws and regulations to adversely impact it business plan.

Employees

        At June 16, 2006, the Company has three employees who execute the business of Qlinks Media Group in Niceville, FL. The Company complies with all employment laws and is current with all employment taxes and reporting.

Certain Risks

     The Company's business plan and intended operations will require large amounts of capital that may not be acquired or recovered.

     The Company is an early-stage development company and, except for QMG operations and revenues, has not yet commenced operations. The intended 3rd Qtr 2006 pilot and subsequent market roll-out may never occur. If they do occur, there are no assurances that the business plan execution will be successful.

     Historically, the Company has funded its capital, research, acquisition, and development expenditures through a combination of funds generated through the issuance of equity and short-term financing arrangements. Additional financing may not be available to the Company on acceptable terms. Future cash flows and the availability of financing will be subject to a number of variables, including: (a) the Company's ability to successfully execute the pilot program, (b) the Company's ability to successfully execute its business plan and generate projected revenues, (c) continuing business partnerships and results generated from those partnerships, (d) market conditions, (e) payment of existing debt obligations, (f) leasing arrangements, (g) employee costs, and (h) general economic conditions.

            The Company's acquisition activities may not be successful.

            As part of the  Company's  growth  strategy,  the  Company  may make additional acquisitions of businesses and properties. However, suitable acquisition candidates may not be available on terms and conditions it finds acceptable, and acquisitions pose substantial risks to the Company's business, financial condition and results of operations. In pursuing acquisitions, the Company competes with other companies, many of which have greater financial and other resources to acquire attractive companies and properties. Even if future acquisitions are completed, other risks will result, including those specified in this section.

         The Company has limited protection for its technology. The Company depends on certain technology owned by others, which has been licensed.

         The Company depends on key personnel and does not have employment agreements with its executive officers.

     The Company's success depends on the continued services of its executive officers and a limited number of other senior management and technical personnel, and the Company does not have employment agreements with all of these key employees. Loss of the services of any of these people could result in financial losses and interruptions in operations.

            The Company does not pay dividends.

            The Company has never declared nor paid any cash dividends on its common stock and management has no intention to do so in the near future.

            The Company's stock price is primarily driven by future performance, revenues, and profits, all of which are projections and may not occur.

            The Company's stock price is likely to be extremely volatile in the future.

     The market price for the Company stock has no history and there is no volume. Accordingly, investors should expect the stock price to be erratic and volatile and the stock should be considered illiquid.

Office and Operations Facilities

     The Company leases its corporate offices in Golden, CO. The lease covers approximately 500 square feet and is month to month.

PRINCIPAL SHAREHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF June 16, 2006.

There are currently 16,886,680 common Shares outstanding after the agreement and plan of merger with Global Envirotech, Inc.

The following sets forth information with respect to the Company's Common Stock beneficially owned by each Officer and Director, and by all Directors and Officers as a group as of June 16, 2006:

Title of Class    Name and Address     Amount and Nature       Percent of
                  Of Beneficial Owner* of Beneficial Ownership    Class


Common Stock              William R. Jones              4,625,000       27.39%

Common Stock              James O. Mulford              4,450,000       26.35%

--------------------------------------------------------------------------------
* The beneficial owner's address is the same as the Company's principal office.

            The following sets forth information with respect to the Company's Common Stock beneficially owned by holders of 5% or more of the currently issued and outstanding stock of the Company as of June 16, 2006.

Common Stock           SoftCARD Systems, Inc.           1,250,000        7.40%
Common Stock           Bynarowicz-Reagan Family Trust   1,000,000        5.92%
Common Stock           JB Smith Family
                       Enterprises, LLP                 1,000,000        5.92%
Common Stock           Peter T. Volckmann IRA             900,000        5.33%

DIRECTORS AND EXECUTIVE OFFICERS

CURRENT OFFICERS (as of June 16, 2006)

Name                                                  Age               Position
----                                                  ---               --------
William R. Jones                                     71                Chairman
James O. Mulford                                     58           President/CEO
----------------

Chairman and Director - William R. Jones (Bill)
---------------------

Mr. Jones has over 40 years experience in petroleum marketing, automotive aftermarket, and information systems. He founded and successfully led Ameraan and Data National Corporation into market leadership positions. He has over 25 years experience with major oil companies, tire manufacturers, and automotive aftermarket companies. He is nationally recognized in the formulation and execution of effective marketing strategies. Mr. Jones has a BS and Industrial Relations Certificate from the University of Utah.

President, CEO, and Director - James O. Mulford (Jim)
----------------------------

Mr. Mulford has over 30 years experience in the delivery, management, and leadership of professional services. He Co-founded system integrator SSDS, Inc. and Knowledge Workers, Inc. He has held executive and operational management positions with USAF, Contel/GTE, and SSDS Inc. He is experienced in the delivery of IT solutions, as well as customer service offerings. Mr. Mulford holds a BS from USAF Academy and a MS from UCLA.

The following individuals comprise the Directors as of June 16, 2006.

                               Board of Directors

Name                                                 Age               Position
----                                                 ---               --------
William R. Jones (1)                                 71                Director
James O. Mulford (1)                                 58                Director
----------------------------
(1)      See biographical information listed above.
(2)
Note: Carl Urich and Edna Urich have resigned as officers effective now and as directors effective ten days after Notice to Shareholders under Section 14f has been mailed.
                                  COMPENSATION

Executive and Directors Compensation

Summary of Scheduled Executive Compensation

            No salary has been paid to any officer or director in the past three years.

     In March, 2003, a consulting agreement was signed with William R. Jones for services, which were delivered during 2003. $40,000 in services were delivered by Mr. Jones. $20,000 of the fees were paid to Mr. Jones in common stock and $20,000 of the fees were deferred by Mr. Jones and are a liability of the Company.

     In January, 2005, a consulting agreement was signed with James O. Mulford for services, which were delivered in 2005 and 2006 (through June 15, 2006).
$110,000 in services were delivered by Mr. Mulford. $60,000 of the fees were paid to Mr. Mulford in common stock, $30,000 of fees were paid in cash, and $20,000 of the fees were deferred by Mr. Mulford and are a liability of the Company.

            The Company has no stock compensation plan for any officer or director and has no outstanding stock options with any officer or director.

Conflicts of Interest

            No officer or director has a conflict of interest that might adversely impact the current or future operations of QLINKS.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            Certain loans have been made from Officers and Directors of the Company as follows:

                                                      Balance at      Balance at
                                         Balance at   December 31,  December 31,
                                      March 31, 2006  2005          2004
                                      --------------  ----          ----

William R. Jones (and related Parites)
Chairman of the Board of Directors
  Accrued Consulting Fees              $  20,000       $  20,000      $  20,000
  Notes Payable                          156,987         157,452        115,000
                                       -----------------------------------------
   Total                               $ 176,987       $ 177,452      $ 135,000
                                       =========================================

James O. Mulford (and related parties)
President and Chief Executive Officer
  Accrued Consulting Fees              $  75,000       $  60,000      $   -
  Notes Payable                               -               -         120,000
                                       -----------------------------------------
   Total                               $  75,000       $  60,000      $ 120,000
                                       =========================================

Consulting Fees Earned by Related
Parties

                                      For the three   For the year  For the year
                                      month ended        ended         ended
                                      March 31, 2006  December 31,  December 31,
                                      --------------    2005           2004
                                                        ----           ----
William R. Jones - Chairman of the
Board of Directors                        -                -             -
James O. Mulford - President and
Chief Executive Officer              $30,000          $60,000            -
                                     -------------------------------------------
                                     $30,000          $60,000            -
                                     ===========================================


LEGAL PROCEEDINGS

            The Company is not a party to any pending legal proceedings, and no such proceedings are known to be contemplated.

            No director, officer or affiliate of the Company, and no owner of record or beneficial owner of more than 5.0% of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to any litigation.

 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     During 2005 and through June 16, 2006, no matters have been submitted to a vote of Global Envirotech, Inc. shareholders through the solicitation of proxies or otherwise. The Agreement and Plan of Merger by and between GLOBAL and QLINKS, was approved by the shareholders of QLINKS prior to the merger.

Item 2.02 Results of Operations and Financial Condition

            The Company intends to commence a Private Placement of units to raise between $750,000-$1,500,000. The exact amount to be raised will be determined by a final assessment of the pilot and initial market roll-out costs and subsequent fund raising plans. The price for each unit and the shares and/or warrants offered with each unit are to be determined.

The Company's plan of near-term funding is as follows:

Milestones
June 2006              Initiation of Private Offering Memorandum
June 2006              Register SB-2
3rd Quarter 2006       Execution of pilot and start of market roll-out
4th Quarter 2006 -     Complete SB-2/achieve additional funding
                           Continuation of market roll-out

            The Company will need substantial additional capital to execute its business plan. The Company has some revenues, but they are insufficient to sustain operations. The Company has no committed source for any funds as of June 16, 2006. No representation is made that any funds will be available when they are required. In the event funds cannot be raised when needed, the Company may not be able to carry out its business plan and could fail in business as a result of these uncertainties.

Limited Financing.
-----------------
            Assuming that all Units in the contemplated Private Placement are sold, of which there is no assurance, the monies raised by the offering may not be sufficient for the continued proposed operations of the Company. There is no assurance that additional monies or financing will be available in the future or, if available, will be at terms favorable to the Company.

            The Company may borrow money to finance its future operations, although it does not currently contemplate doing so. Any such borrowing will increase the risk of loss to the investor in the event the Company is unsuccessful in repaying such loans. In addition, the Company has borrowed certain funds to execute existing business activities and will need to repay those funds in the future. The current outstanding loans, some of which are convertible debt, is approximately $700,000, of which approximately $207,000 is owed to officers of the Company.

            The Company may issue additional Units or Shares to finance its future operations. Any such issuance will reduce the control of previous investors and may result in substantial additional dilution to investors purchasing Units from the contemplated Private Placement.

LIQUIDITY

            The Company has limited cash and other liquid assets as of June 16, 2006, and will be reliant upon shareholder loans or private placements of equity to fund its planned pilot and business plan. There are no secured sources of loans or private placements at this time.


Short Term.
----------
            On a short-term basis, the Company does not generate revenue sufficient to cover operations. Based on prior experience, the Company believes it will continue to have insufficient revenue to satisfy current and recurring liabilities as it seeks to execute its business plan. For short term needs the Company will be dependent on receipt, if any, of private placement proceeds, and any loans it can arrange.

RESULTS OF OPERATIONS FOR THE QUARTER ENDED MARCH 31, 2006

During the quarter ended March 31, 2006 the Company had revenues of $144,656, cost of sales of $5,987, operating expenses of $228,216 and other expenses of $18,243. This resulted in a net loss for the quarter of $107,790. The loss per share was $0.01.

GLOBAL had no income or expenses during the quarter ended March 31, 2006.

Long Term.
---------
The Company has no cash commitments to fund its long-term prospects and has no plan in place to resolve this issue. Failure to obtain long-term capital could result in failure of the Company.

CAPITAL RESOURCES

The only capital resources of the Company are approximately 110,000 in cash (as of March 31, 2006) and its common stock.

The Company has no material commitments for capital expenditures within the next year, however if operations are commenced, substantial capital will be needed to pay for acquisition, operations and working capital.

Cash Flows:
----------
The Company has incurred losses from its operations from inception through March 31, 2006 of $1,174,687 and has funded its cash flow requirements through loans from shareholders and other third-parties.

Need for Additional Financing.

The Company does not have capital sufficient to meet the Company's cash needs. The Company will have to seek loans or equity placements to cover such cash needs. Once operations commence, the Company's needs for additional financing is likely to increase substantially.

No commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to the Company to allow it to cover its expenses as they may be incurred.

Irrespective of whether the Company's cash assets prove to be inadequate to meet the Company's operational needs, the Company may compensate providers of services by issuances of stock in lieu of cash.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

       None

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

        None

Item 2.05 Costs Associated with Exit or Disposal Activities

        None

Item 2.06 Material Impairments

        None

Section 3 - Securities Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

        None

Item 3.02 Unregistered Sales of Equity Securities

Global Envirotech, Inc. issued a total of 12,081,538 common shares to Qlinks for $15,000 pursuant to the exemptions from registration under Sections 4(2) and 4(6) of the Securities Act of 1933, pursuant to the Agreement and Plan of Merger by and between GLOBAL and QLINKS.

Item 3.03 Material Modification to Rights of Security Holders

        None

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant

        None

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

        None

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

            After the merger, William Jones and James Mulford own 4,625,000 shares and 4,450,000 shares respectively constituting 27.39% of the outstanding common stock for Mr. Jones, and 26.35% of the outstanding common stock for Mr. Mulford. Concurrently, Mark and Te Huey Urich and Carl and Edna Urich conveyed 8,846,720 Shares to Qlinks America, Inc. for $15,000. QLINKS also purchased 12,081,538 shares of GLOBAL common stock, thereby owing 90.6% of GLOBAL. QLINKS and GLOBAL have merged in a statutory merger with QLINKS being the survivor.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        Carl Urich and Edna Urich have resigned as officers and have resigned as directors effective ten days after mailing of Notice to Shareholders on Form 14f-1 under the Securities Exchange Act of 1934.

William Jones and James Mulford remain appointed as Directors of Qlinks America,
Inc.  the  surviving  company.   Mr.  Jones  is  Chairman  and  Mr.  Mulford  is
President/CEO.

Item 5.03 Amendments to Articles of  Incorporation  or Bylaws;  Change in Fiscal
Year

     The Company has filed a Statement of Merger with the Colorado Secretary of State merging Qlinks America, Inc. and Global Envirotech, Inc. with Qlinks being the surviving company, and its Articles and Bylaws becoming those of the survivor

Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

        None

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Item 5.06 Change in Shell Company Status
(see also 2.01 Company Status)

The Company entered into a Contingent Agreement and Plan of Merger on May 25, 2006, with shareholders of GLOBAL and QLINKS America, Inc.. QLINKS acquired a total of 12,281,546 shares of GLOBAL common stock for cash and purchased 8,646,712 shares of stock from principals, QLINKS then owned 90.6% of GLOBAL and conducted a Statutory merger under Colorado law whereby GLOBAL and QLINKS were merged with QLINKS being the survivor company. Under the terms of the Agreement, shares of GLOBAL, constituting a total of 2,161,680 shares of common stock of the Company, were converted into Qlinks America, Inc. common shares
(approximately 12.8% of Qlinks America, Inc.). The Agreement was conditional upon delivery of audited fiscal year financial statements and unaudited interim statements from QLINKS at the time of closing, which occurred on June 16, 2006.

Section 6 - [Reserved]

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

        None

Section 8 - Other Events

Item 8.01 Other Events

            None

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Financial Statements

1) Audited Financial Statements for Qlinks America, Inc. from February 18, 2003 (inception) through December 31, 2005.

2) Unaudited Financial Statements for Qlinks America, Inc. for the quarter ended March 31, 2006. (Prior to Transaction with GLOBAL)

3) Consolidated Pro Forma Balance Sheet as of March 31, 2006 (Post Transaction with GLOBAL)

Exhibits

3.3   Articles of Incorporation - Qlinks America, Inc.
3.4   Bylaws of Qlinks America, Inc.
10.11 Agreement and Plan of Merger by and between Global Envirotech, Inc. and Qlinks America, Inc.
10.12 Statement of Merger
10.13 Plan of Merger


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 16, 2006          QLINKS AMERICA, INC,


                         By: /s/ James O. Mulford
                         ---------------------------
                         James O. Mulford, President and
                         Chief Executive Officer

QLinks America, Inc.
Pro-Forma Balance Sheet
March 31, 2006



                                                       Qlinks America  Global Envirotech    Acquisition       Combined
                                                       March 31, 2006    March 31, 2006     Adjustments     Post-Merger
                                                      ---------------------------------------------------------------------
ASSETS
   Current Assets
         Cash                                                $ 109,899                $ -       $ (15,000)        $ 94,899
         Accounts Receivable                                    31,217                                              31,217
         Loans to Officers (Note 2)                                  -                                                   -
         Other Current Assets                                        -                                                   -
                                                      ---------------------------------------------------------------------
   Total Current Assets                                        141,116                  -         (15,000)         126,116

   Fixed Assets (Note 3)
Computers & Equipment
         Computers and Equipment                                49,927                                              49,927
         Accumulated Depreciation                              (35,646)                                            (35,646)
                                                      ---------------------------------------------------------------------
      Computers and Equipment, net                              14,281                  -                           14,281

Technology & Licenses (Note 4)
         Technology & Licenses                                 944,607                                             944,607
         Accumulated Amortization                             (447,128)                                           (447,128)
                                                      ---------------------------------------------------------------------
      Technology & Licenses, net                               497,479                  -                          497,479
                                                                                                                         -
                                                      ---------------------------------------------------------------------
   Total Fixed Assets, net                                     511,760                  -                          511,760

   Other Assets
         Deposit for acquisition of Global Envirotech           15,000                  -         (15,000)               -
         Goodwill - Global Acquisition                               -                  -         678,504          678,504

                                                      ---------------------------------------------------------------------
TOTAL ASSETS                                               $   667,876                $ -       $ 648,504     $  1,316,380
                                                      =====================================================================


LIABILITIES AND STOCKHOLDERS' EQUITY
   Liabilities
      Current Liabilities
            Accounts Payable                                     $ 848           $ 26,374         (26,374)           $ 848
            Payroll Tax Payable                                  5,673                                               5,673
            Pre-billed Revenues                                 12,238                                              12,238
            Accrued Bonuses                                     13,946                                              13,946
            Accrued Compensation-Current                       154,000                                             154,000
                                                      ---------------------------------------------------------------------
         Total Current Liabilities                             186,705             26,374         (26,374)         186,705

      Long Term Liabilities
         Accrued Liabilities                                         -                  -                                -
         Advances from Shareholders                                  -              3,424          (3,424)               -
         Notes Payable, net of discount (Note 6)               302,228                                             302,228
         Notes Payable - Related Party, net of discount        156,379                                             156,379

             (Note 7)                                                                                                    -
         Accrued Compensation-Long Term                              -                                                   -
         Deferred Income Taxes (Note 8)                              -                                                   -
                                                      ---------------------------------------------------------------------
      Total Long Term Liabilities                              458,607              3,424          (3,424)         458,607
                                                      ---------------------------------------------------------------------
   Total Liabilities                                           645,312             29,798         (29,798)         645,312

   Stockholders'  Equity (Note 9)

Common Stock  (30,000,000  shares  authorized,
14,050,000,  13,800,000 and 13,700,000 outstanding as
of December 31, 2005, 2004 and 2003, respectively)
      Additional Paid in Capital                             1,189,000                938         647,566        1,837,504
      Retained Earnings (Deficit)                           (1,166,436)           (31,817)         31,817       (1,166,436)
                                                      ---------------------------------------------------------------------
   Total Stockholders' Equity                                   22,564            (29,798)        678,302          671,068
                                                      ---------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $ 667,876                $ -       $ 648,504      $ 1,316,380
                                                      =====================================================================


                               QLINKS AMERICA, INC

                                    UNAUDITED
                              FINANCIAL STATEMENTS

                    FOR THE THREE MONTHS ENDED MARCH 31, 2006
                   AND YEARS ENDED DECEMBER 31, 2005 AND 2004


QLinks America, Inc.
Balance Sheet



                                                          March 31, 2006        December 31, 2005     December 31, 2004
                                                       ---------------------  --------------------------------------------

ASSETS
   Current Assets
         Cash                                                     $ 109,899               $ 43,574                $ 2,860
         Accounts Receivable                                         31,217                 30,981                      -
         Loans to Officers (Note 2)                                       -                      -                130,000
         Other Current Assets                                             -                  1,000                      -
                                                       ---------------------  ---------------------  ---------------------
   Total Current Assets                                             141,116                 75,555                132,860

   Fixed Assets (Note 3)
Computers & Equipment
         Computers and Equipment                                     49,927                 43,973                 36,973
         Accumulated Depreciation                                   (35,646)               (30,966)               (18,406)
                                                       ---------------------  ---------------------  ---------------------
      Computers and Equipment, net                                   14,281                 13,007                 18,567

Technology & Licenses (Note 4)
         Technology & Licenses                                      944,607                944,607                729,150
         Accumulated Amortization                                  (447,128)              (399,897)              (246,879)
                                                       ---------------------  ---------------------  ---------------------
      Technology & Licenses, net                                    497,479                544,710                482,271

                                                       ---------------------  ---------------------  ---------------------
   Total Fixed Assets, net                                          511,760                557,717                500,838

   Other Assets
         Deposit for acquisition of Global Envirotech                15,000                      -                      -

                                                       ---------------------  ---------------------  ---------------------
TOTAL ASSETS                                                  $     667,876          $     633,272          $     633,698
                                                       =====================  =====================  =====================


LIABILITIES AND STOCKHOLDERS' EQUITY
   Liabilities
      Current Liabilities
            Accounts Payable                                          $ 848                $ 1,147                $ 1,350
            Payroll Tax Payable                                       5,673                  5,633                      -
            Pre-billed Revenues                                      12,238                  8,665                      -
            Accrued Bonuses                                          13,946                      -                      -
            Accrued Compensation-Current                            154,000                119,000                      -
                                                       ---------------------  ---------------------  ---------------------
         Total Current Liabilities                                  186,705                134,445                  1,350

      Long Term Liabilities
         Accrued Liabilities                                              -                      -                 45,000
         Notes Payable, net of discount (Note 6)                    302,228                218,856                 85,000
         Notes Payable - Related Party, net of discount             156,379                157,868                235,000

             (Note 7)
         Accrued Compensation-Long Term                                   -                      -                 54,000
         Deferred Income Taxes (Note 8)                                   -                      -                      -
                                                       ---------------------  ---------------------  ---------------------
      Total Long Term Liabilities                                   458,607                376,724                419,000
                                                       ---------------------  ---------------------  ---------------------
   Total Liabilities                                                645,312                511,169                420,350

   Stockholders' Equity (Note 9)

Common Stock (30,000,000 shares authorized,
14,050,000, 13,800,000 and 13,700,000 outstanding as
of December 31, 2005, 2004 and 2003, respectively)
      Additional Paid in Capital                                  1,189,000              1,189,000              1,139,000
      Retained Earnings (Deficit)                                (1,166,436)            (1,066,897)              (925,652)
                                                       ---------------------  ---------------------  ---------------------
   Total Stockholders' Equity                                        22,564                122,103                213,348
                                                       ---------------------  ---------------------  ---------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $ 667,876              $ 633,272              $ 633,698
                                                       =====================  =====================  ====================

The accompanying notes are an integral part of the financial statements.


QLinks America, Inc.
Statements of Operation


                                            Three months ended           Year Ended             Year Ended
                                              March 31, 2006          December 31, 2005       December 31, 2004
                                           ----------------------   ---------------------------------------------

Income
    Advertising Sales                                   $ 40,172                $ 16,983                     $ -
    Ecommerce                                            104,484                  60,673                       -
    Consulting Fee Income                                      -                   3,263                       -
                                           ----------------------   ---------------------  ----------------------
 Total Income                                            144,656                  80,919                       -

 Cost of Goods Sold
    Merchant Services                                      5,987                   3,281                       -
                                           ----------------------   ---------------------  ----------------------
 Total Cost of Goods Sold                                  5,987                   3,281                       -
                                           ----------------------   ---------------------  ----------------------
 Gross Profit                                            138,669                  77,638                       -

 Expenses
    Commissions & Fees                                     7,500                   7,500                       -
    Professional Fees                                     65,000                  90,109                  82,580
    Salaries & Benefits                                   82,296                  40,157                       -
    Facility Expense                                      13,613                  15,669                  15,233
    Travel & Entertainment                                 2,929                   4,215                  15,864
    Office Expenses                                        4,966                   3,115                  15,440
    Depreciation & Amortization                           51,912                 165,578                 157,896
                                           ----------------------   ---------------------  ----------------------
 Total Expenses                                          228,216                 326,343                 287,013
                                           ----------------------   ---------------------  ----------------------

Net Loss from Operations                                 (89,547)               (248,705)               (287,013)

 Other Income and Expense
 Other Income
    Debt Forgiveness (Note 5)                                  -                 134,950                       -
    Interest Earned                                            -                   7,200                   7,200
    Other Income                                               -                   4,803                       -
                                           ----------------------   ---------------------  ----------------------
 Total Other Income                                            -                 146,953                   7,200

 Other Expenses
    Penalties & Settlements                                    -                   4,513                       -
    Interest Expense                                       9,992                  34,980                  18,850
    Income Tax Expense (benefit) (Note 8)                      -                       -                       -
                                           ----------------------   ---------------------  ----------------------
 Total Other Expenses                                      9,992                  39,493                  18,850
                                           ----------------------   ---------------------  ----------------------
 Net Other Loss                                           (9,992)                107,460                 (11,650)
                                           ----------------------   ---------------------  ----------------------

                                           ----------------------   ---------------------  ----------------------
 Net Loss                                              $ (99,539)             $ (141,245)             $ (298,663)
                                           ======================   =====================  ======================

 Weighted average common shares
 outstanding-basic                                     14,050,000             13,841,781             13,778,493
 Weighted average common shares outstanding-
 fully diluted                                         14,050,000             13,841,781             13,778,493

 Basic (Loss) per common share              $               (0.$1)                 (0.$1)                 (0.02)
 Diluted (Loss) per common share            $               (0.$1)                 (0.$1)                 (0.02)



The accompanying notes are an integral part of the financial statements.


QLinks America, Inc.
Statement of Cash Flows

                                                        Three-Months Ended        Year Ended              Year Ended
                                                         March 31, 2006         December 31, 2005      December 31, 2004
                                                      ---------------------  ----------------------------------------------

Net Loss                                                         $ (99,539)             $ (141,245)             $ (298,663)
Adjustments to reconcile net loss to net
cash provided (used) by operations:
Depreciation                                                         4,680                  12,560                  12,060
Non-cash interest expense                                            3,260                       -                       -
Amortization of technology and licenses                             47,231                 153,018                 145,836
Amortization of notes payable discount                               3,125                   2,083                       -
Forgiveness of debt (Note 5)                                             -                (134,950)                      -
Changes in operating assets and liabilities:
Increase in accounts receivable                                       (236)                (30,981)                      -
(Increase) decrease in other current assets                          1,000                  (1,000)                      -
Increase (decrease) in accounts payable                               (299)                  1,147                    (450)
Increase (decrease) in accrued liabilities                               -                       -                   6,000
Increase in accrued bonuses                                         13,946                       -                       -
Increase in accrued compensation                                    35,000                  65,000                  18,000
Increase in payroll tax payable                                         40                   5,633                       -
Increase in pre-billed revenues                                      3,574                   8,665                       -
                                                      ---------------------  ----------------------  ----------------------
Net cash provided (used) by operating activities                    11,782                 (60,070)               (117,217)

Cash flow from investing activities
Loans from (to) officers                                                 -                  10,000                  (8,200)
Purchase of fixed assets                                            (5,954)                 (7,000)                   (780)
Deposits for acquisition of Global                                 (15,000)                      -                       -
Acquisition of technology and licenses                                   -                (165,457)                      -
                                                      ---------------------  ----------------------  ----------------------
Net cash used by investing activities                              (20,954)               (162,457)                 (8,980)

Cash flow from financing activities
Proceeds from issuance of notes payable                            100,000                 264,512                 105,000
Payments of notes payable                                          (24,503)                 (1,271)                      -
Proceeds from sale of stock                                              -                       -                  20,000
                                                      ---------------------  ----------------------  ----------------------
Net cash flow provided by financing activities                      75,497                 263,241                 125,000

                                                      ---------------------  ----------------------  ----------------------
Net increase in cash                                                66,325                  40,714                  (1,197)

Cash, Beginning of Year                                             43,574                   2,860                   4,057
                                                      ---------------------  ----------------------  ----------------------
Cash, End of Year/Period                                         $ 109,899                $ 43,574                 $ 2,860
                                                      =====================  ======================  ======================

Cash paid for interest                                            $ 14,983                $ 34,980                $ 18,850
Cash paid for income taxes                                             $ -                     $ -                     $ -

Supplemental non-cash disclosures:
Stock issuance for ThinkBurst Media asset purchase                     $ -                $ 50,000                       -
Officer loan offset against notes payable                              $ -               $ 120,000                       -


 The accompanying notes are an integral part of the financial statements.


Qlinks America
Statement of Stockholders' Equity


                                                  Number of             Common                            Retained
                                                  Common Stock         Stock (no      Additional          Earnings
                                                  Shares               par value)     Paid-in Capital     (Deficit)        Total
                                                 -----------------------------------------------------------------------------------
 Balance, December 31, 2003                            13,700,000           $ -        $ 1,119,000      $ (626,989)       $ 492,011

Issuance of stock for cash (Note 9)                       100,000             -             20,000               -           20,000
Net income (loss)                                              -              -                  -        (298,663)        (298,663)
                                                 -----------------------------------------------------------------------------------
 Balance, December 31, 2004                            13,800,000           $ -        $ 1,139,000      $ (925,652)       $ 213,348

Issuance of stock for acquisition (Note 9)                250,000             -             50,000               -           50,000
Net income (loss)                                               -             -                  -        (141,245)        (141,245)
                                                 -----------------------------------------------------------------------------------
 Balance, December 31, 2005                            14,050,000           $ -        $ 1,189,000    $ (1,066,897)       $ 122,103
                                                 ===================================================================================

Net income (net loss)                                           -             -                            (99,539)         (99,539)
                                                 -----------------------------------------------------------------------------------
 Ending balance, March 31, 2006                        14,050,000           $ -        $ 1,189,000    $ (1,166,436)        $ 22,564
                                                 ===================================================================================

The accompanying notes are an integral part of the financial statements.

                              QLINKS AMREICA, INC.
                       NOTES TO THE FINANCIAL STATEMENTS

     Note 1 - Organization and summary of significant accounting principles

Organization

Qlinks America, Inc. ("Company") was organized February 18, 2003 (Date of Inception) under the laws of the State of Colorado, as Qlinks America, Inc. The Company has not commenced significant operations and, in accordance with Statement of Financial Accounting Standards No. 7 Accounting and Reporting by Development Stage Enterprises ("SFAS No. 7"), the Company is considered a development stage company.

The predecessor to organization to the current Company was Qlinks America, LLC, originally formed in 2001 as a Colorado Limited Liability Company owned by the current Chairman of Qlinks America, Inc., William R. Jones, and Office Technology Systems ("OTS").

In 2003, Mr. Jones contributed his interests in the software and the hardware of Qlinks America, LLC and the Company also purchased OTS' ownership interests in Qlinks America, LLC to form the basis for the present day Company.

Company Overview

Qlinks America, Inc. delivers a proven, cost-effective "targeted advertising" solution within existing Communities of Interest (COI) to increase revenues and profits for consumer packaged goods (CPG) retailers, distributors, and manufacturers.

The Company's QBux (TM) Solution Set offers fully integrated kiosks and Point of Sale (POS) touch points that allow clients to "target" consumers with goods and services that they are most likely to purchase. At the same time, the Company's comprehensive back-office solution uniquely protects consumer identity and privacy. This solution set is replicable within several COI (nationally and internationally), providing significant revenue and profit growth for Qlinks America and its' business partners.

Asset Purchase

In October 2005, the Company purchased certain assets and assumed certain liabilities of ThinkBurst Media, Inc. (the "Seller"). The Seller is a Florida corporation that engages in the business of owning and operating web sites, web portals, and related business matters, with a particular emphasis on wireless developer networks and geographic information systems. The assets acquired from the Seller in the transaction consist of its GeoCommunity Web Site, Wireless Developer Network, equipment, furniture and software, and certain operational components including the ThinkBurst Media, GeoCommunity, Wireless Developer Network, and other trademarked names, available cash in bank accounts, A/R, and all tangible and intangible assets held by the Company. See Note 4 for detail amounts from this transaction.

QLINKS AMERICA, INC.
NOTES TO THE FINANCIAL STATEMENTS
(continued)

Accounting periodThe Company has adopted an annual accounting period of January through December.Use of estimatesThe preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.Cash and cash equivalentsFor the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.Revenue recognition Advertising sales are generally purchased with a pre-paid contract for a specified number of months. Revenue from pre-paid advertising sales is recorded as a liability on the balance sheet at the time of purchase/payment and revenues are subsequently recognized ratably over the life of the advertising contract as the advertising is provided

Ecommerce revenue is recognized at the point-of-sale as the payment is collected immediately (via credit card) and there are no further obligations of the Company.

Consulting revenue is recognized upon the performance of services.

Cost of goods sold generally represents the merchant fees (credit card processing) related to Ecommerce transactions. Computers & equipment - Computers and equipment are stated at cost less accumulated depreciation. It is the policy of the Company to capitalize items greater than or equal to $1,000 and provide depreciation based on the estimated useful life of individual assets, calculated using the straight line method. Estimated useful lives range as follows:
Life (yrs)
Office equipment and IT systems                   5
Computer hardware                                 3

QLINKS AMERICA, INC.
NOTES TO THE FINANCIAL STATEMENTS
(continued)


Technology & Licenses

Technology & licenses are stated at cost less accumulated amortization. It is the policy of the Company to capitalize items greater than or equal to $1,000 and provide amortization based on the estimated useful life of the technology & licenses acquired, calculated using the straight line method.
The estimated useful life of technology & licenses is 5 years.
Advertising CostsThe Company expenses all costs of advertising as incurred. There were no advertising costs included in expenses for the three-months ended March 31, 2006 or for the years ended December 31, 2005 and December 31, 2004.

Professional Fees

The Company expenses all costs of professional fees as incurred. As of March 31, 2006, all personnel at the Company's headquarters in Denver, Colorado (does not include 3 statutory employees in Florida) were contractors and their related compensation is included in the professional fees amount.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2006, December 31, 2005 and December 31, 2004. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts payable and notes payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Stock-Based Compensation

During 2004, the Company adopted the fair value based method of Statement of Financial Accounting Standards No. 123 ("SFAS 123"). Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Stock-based compensation to vendors is recorded based upon the fair value of the services provided when it constitutes a more reliable measure of fair value than the stock price.

QLINKS AMERICA, INC.
NOTES TO THE FINANCIAL STATEMENTS
(continued)



Adoption of the fair value provisions of SFAS 123 did not result in a significant change in the financial statements of the Company. Earnings per share The Company utilizes SFAS No. 128, "Earnings per Share" to calculate gain/loss per share. Basic gain/loss per share is computed by dividing the gain/loss available to common stockholders (as the numerator) by the weighted-average number of common shares outstanding (as the denominator). Diluted gain/loss per share is computed similar to basic gain/loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potential common stock (including common stock equivalents) had all been issued, and if such additional common shares were dilutive. Where there is a loss, the inclusion of additional common shares is anti-dilutive (since the increased number of shares reduces the per share loss available to common stock holders). For all periods, the Company has experienced a net loss, and thus the following common stock equivalents have been excluded from the calculation of diluted loss per share:


-------------------------------------------------------------- ----------------- ------------------ ----------------
                                                                        3/31/06               2005             2004
-------------------------------------------------------------- ----------------- ------------------ ---------------
Notes payable - convertible to common stock                           1,525,000          1,025,000                -
-------------------------------------------------------------- ----------------- -----------------  ---------------
Options                                                                 500,000            500,000          500,000
-------------------------------------------------------------- ----------------- ------------------ ----------------
Warrants                                                              1,000,000                  -                -
-------------------------------------------------------------- ----------------- ------------------ ----------------
    Total common stock equivalents                                    3,025,000          1,525,000          500,000
-------------------------------------------------------------- ----------------- ------------------ ----------------

Segment reporting

The Company has adopted Statement of Financial Accounting Standards No. 130, Disclosures About Segments of an Enterprise and Related Information. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income taxes

The Company has adopted Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes ("SFAS No. 109") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

QLINKS AMERICA, INC.
NOTES TO THE FINANCIAL STATEMENTS
(continued)

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes because of differences in amounts deductible for tax purposes. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Recent pronouncements

During 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 150 Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS No. 150"). SFAS No. 150 became fully effective for periods beginning after December 15, 2003. SFAS No. 150 requires financial instruments with the certain characteristics or redemption options to be classified as liabilities in the financial statements. The Company adopted SFAS No. 150 as of January 1, 2004. This adoption did not result in a significant change to the financial statements.

In November 2004, the FASB issued SFAS 151 Inventory Costs ("SFAS No. 151"). For the years ended December 31, 2005, 2004 and 2003, the Company has not carried an inventory nor does it anticipate doing so in the future. As a result, management does not expect adoption of SFAS 151 to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS 152 Accounting for Real Estate Time-Sharing Transactions ("SFAS No. 152"), effective for years beginning after June 15, 2005. For the years ended December 31, 2005, 2004 and 2003, the Company has not been involved in any real estate time sharing transactions nor does it anticipate doing so in the future. As a result, management does not expect adoption of SFAS 152 to have a material impact on the Company's financial statements.

QLINKS AMERICA, INC.
NOTES TO THE FINANCIAL STATEMENTS
(continued)

In December 2004, the FASB issued SFAS 153 Exchanges of Nonmonetary Assets, "("SFAS No. 153") an amendment to Opinion No. 29, "Accounting for Nonmonetary Transactions." Statement 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS 153 to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS 123(R) Share-Based Payment ("SFAS No. 123(R)"). SFAS 123(R) amends SFAS 123, "Accounting for Stock-Based Compensation," and APB Opinion 25, "Accounting for Stock Issued to Employees." SFAS 123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity's shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity's shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Management is currently assessing the effect of SFAS No. 123(R) on the Company's financial statements for the year ended December 31, 2006.

In May 2005, the FASB issued SFAS 154 Accounting Changes and Error Corrections - a replacement of APB Opinion 20, "Accounting Changes" and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements" ("SFAS No. 154"). This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained

QLINKS AMERICA, INC.
NOTES TO THE FINANCIAL STATEMENTS
(continued)


earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. This statement is effective for accounting changes and errors made in fiscal years beginning after December 15, 2005. Management does not expect adoption of SFAS 154 to have a material impact on the Company's financial statements.

In June 2005, the Emerging Issues Task Force, or EITF, reached a consensus on Issue 05-6, Determining the Amortization Period for Leasehold Improvements, which requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. EITF 05-6 is effective for periods beginning after July 1, 2005. Management does not expect the provisions of this consensus to have a material impact on the financial position, results of operations or cash flows.

In 2005, the FASB issued SFAS 155, Accounting for Certain Hybrid Financial Instruments--an amendment of FASB Statements No. 133 and 140 ("SFAS No 155"). SFAS No. 155 shall be effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring after the beginning of an entity's first fiscal year that begins after September 15, 2006. Management does not expect the provision of this statement to have a material impact on the financial position, results of operations or cash flows.

In 2005, the FASB issued SFAS 156, Accounting for Servicing of Financial Assets--an amendment of FASB Statement No. 140 ("SFAS No 156"). SFAS 156 requires that an entity shall adopt this Statement as of the beginning of its first fiscal year that begins after September 15, 2006. Earlier adoption is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued financial statements, including interim financial statements, for any period of that fiscal year. Management does not expect this statement to have a material impact on the financial position, results of operations or cash flows.

In 2005, the FASB issued FIN 46(R), Consolidation of Variable Interest Entities. FIN 46(R) applies at different dates to different types of enterprises and entities, and special provisions apply to enterprises that have fully or partially applied Interpretation 46 prior to issuance of Interpretation 46(R). Application by public entities (other than small business issuers) for all other types of entities is required in financial statements for periods ending after March 15, 2004. Application by small business issuers to entities other than special-purpose entities and by nonpublic entities to all types of entities is required at various dates in 2004 and 2005. Management does not expect this interpretation to have a material impact on the financial position, results of operations or cash flows.

QLINKS AMERICA, INC.
NOTES TO THE FINANCIAL STATEMENTS
(continued)


In 2005, the FASB issued FIN 47, Accounting for Conditional Asset Retirement Obligations--an interpretation of FASB Statement No. 143, is effective no later than the end of fiscal years ending after December 15, 2005 (December 31, 2005, for calendar-year enterprises). Management does not expect this interpretation to have a material impact on the financial position, results of operations or cash flows.

Note 2 - Loans to Officers

In October of 2003, the Company made a loan of $120,000 to James O. Mulford, Chief Executive Officer at an interest rate of 6% per annum. At December 31, 2003, the outstanding balance on this loan was $121,800 (including $1,800 of accrued interest). At December 31, 2004, the outstanding balance on the loan was $120,000 (interest on the loan was paid by Mr. Mulford on an on-going basis). The outstanding balance on this loan was paid in full during the year ended December 31, 2005.
In December 2004 and February 2005, the Company made temporary loans of $10,000 and $5,000, respectively, to Mr. Mulford at an interest rate of 6% per annum. The outstanding balances on these loans were paid in full in April 2005.

Note 3 - Computers, Equipment & Technology
Computers, equipment & technology consist of the following categories at March 31, 2006, December 31, 2005 and December 31, 2004:


                                                                   March 31, 2006     December 31, 2005    December 31, 2004
                                                                 ------------------- --------------------- -------------------

  Computers and Equipment                                                 $  49,927             $  43,973           $  36,973
         Accumulated Depreciation                                          (35,646)              (30,966)            (18,406)
                                                                 ------------------- --------------------- -------------------
      Computers and Equipment, net                                           14,281                13,007              18,567

      Technology & Licenses                                                 944,607               944,607             729,150
         Accumulated Amortization                                         (447,128)             (399,897)           (246,879)
                                                                 ------------------- --------------------- -------------------
      Technology & Licenses, net                                            497,479               544,710             482,271

                                                                 ------------------- --------------------- -------------------
   Total Computers, Equipment & Technology, net                          $  511,760            $  557,717          $  500,838
                                                                 =================== ===================== ===================


QLINKS AMERICA, INC.
NOTES TO THE FINANCIAL STATEMENTS
(continued)


Depreciation and amortization expense for the quarter ended March 31 2006 and the years ended December 31, 2005 and 2004 totaled $51,912, $165,578 and 157,896, respectively. Computers and office equipment are depreciated on three and five-year straight-line basis, respectively. Technology and licenses are amortized on a five-year straight-line basis.

Note 4 - Asset Purchase

As discussed in Note 1, the Company purchased certain assets and assumed certain liabilities of ThinkBurst Media, Inc. (the "Seller") in October 2005. Details of this transaction are as follows: as detailed, below:

Assets Acquired in Purchase:
Cash                                             $             268
Accounts Receivable                                         36,011
Fixed Assets                                                 7,000
                                                ----------------------
                                                             43,279
Liabilities Assumed:
Accounts Payable                                             (8,397)
Notes Payable                                              (124,652)
Note Payable - 10/18 to Vanguard                            (10,100)
Accrued Payroll                                              (3,000)
                                                ----------------------
                                                           (146,149)
Net asset (liability) acquired                             (102,870)

Payment for Acquisition:
Cash                                                         55,000
Stock                                                        50,000
                                                ----------------------
                                                            105,000
Subtotal                                                    207,870

Other Expenses                                                1,039
Legal Fees                                                    6,548
                                                ----------------------
Total Allocated to Technology & Licenses                  $ 215,457
                                                ======================

QLINKS AMERICA, INC.
NOTES TO THE FINANCIAL STATEMENTS
(continued)

Note 5 - Notes Payable

As of March 31, 2006, the Company had outstanding notes payable, as follows:
---------------------------------------------------------------------------------------------- -----------------
Note & Terms                                                                                      Balance at
                                                                                                March 31, 2006
---------------------------------------------------------------------------------------------- -----------------
Vanguard Bank - dated October 31, 2005, five year term, due in October 2010, 10% interest              $119,505
per annum, monthly payment of $2,309.28.  Note was a liability assumed in the asset purchase transaction of ThinkBurst Media, Inc.
---------------------------------------------------------------------------------------------- -----------------
Stone Funding, LLC - $25,000 principal amount plus a $5,000 loan discount for a total note              $24,327
of $30,000.  2 year note due October 21, 2007.  12% interest, outstanding balance is convertible (at the option of the noteholder) to the Company's common stock at $0.20 per share. The conversion option expires in 2006.
---------------------------------------------------------------------------------------------- -----------------
Trylon Partners, LLC - $25,000 principal amount plus a $5,000 loan discount for a total note            $24,327
of $30,000.  2 year note due October 21, 2007.  12% interest, outstanding balance is convertible (at the option of the noteholder) to the Company's common stock at $0.20 per share. The conversion option expires in 2006.
---------------------------------------------------------------------------------------------- -----------------
Volckmann Family Trust - $25,000 principal amount plus a $5,000 loan discount for a total               $24,326
note of $30,000.  2 year not due October 21, 2007.  12% interest, outstanding balance is convertible (at the option of the noteholder) to the Comopany's common stock at $0.20 per share.  The conversion option expires in 2006.
---------------------------------------------------------------------------------------------- -----------------
Robert Angelo - $25,000 principal amount plus a $5,000 loan discount for a total note of                $24,326
$30,000.  2 year note due October 21, 2007.  12% interest, outstanding balance is convertible (at the option of the noteholder) to the Comopany's common stock at $0.20 per share.  The conversion option expires in 2006.
---------------------------------------------------------------------------------------------- -----------------
Edward Price - $50,000 principal, 1 year note due February 1, 2007.  10% interest,                      $50,833
outstanding balance is convertible (at the option of the noteholder) to the Company's common stock at $0.20 per share. In the event the conversion option is exercised the noteholder will also receive 250,000 warrants at $0.30 per share and 250,000 warrants at $0.50 per share.  The conversion option expires on due date of note, February 1, 2007.
---------------------------------------------------------------------------------------------- -----------------
Volckmann Family Trust - $50,000 principal, 1 year note due February 28, 2007.  10%                     $50,417
interest, outstanding balance is convertible (at the option of the noteholder)
to the Company's commn stock at $0.20 per share.  In the event the conversion option is exercised the noteholder will receive 250,000 warrants at $0.30 per share and 250,000 warrants at $0.50 per share.  The conversion option expires on due date of note, February 28, 2007.
---------------------------------------------------------------------------------------------- -----------------
Note Payable Discount - Unamortized Portion                                                             (15,833)
---------------------------------------------------------------------------------------------- -----------------
  Total at March 31, 2006                                                                              $302,228
---------------------------------------------------------------------------------------------- -----------------

QLINKS AMERICA, INC.
NOTES TO THE FINANCIAL STATEMENTS
(continued)



Vanguard Bank has a first security interest in all of the assets acquired in the Company's October 2005 asset purchase with ThinkBurst Media, Inc. (Notes 1 and
4) with the exception of the certain equipment subject to an operating lease with Hewlett-Packard (Compaq) in which Vanguard has a second security interest.

Note 6 - Notes Payable - Related Parties
As of March 31, 2006,  the Company had  outstanding  notes payable to William R.
Jones (and related parties) - Chairman of the Company, as follows:

--------------------------------------------------------------------------------------- --------------------------
Note & Terms                                                                            Balance at March 31, 2006
--------------------------------------------------------------------------------------- --------------------------
William R. Jones.  $67,000 note payable, due December 31, 2007, 6.00% interest.                          $ 68,005
$60,000 of total may be converted to common shares of the Company at $0.30 per share.
--------------------------------------------------------------------------------------- --------------------------
William R. and Colleen Jones Irrevocable Family Trust.  $67,000 note payable, due                          68,005
December 31, 2007, 6.00% interest.  $60,000 of total may be converted to common shares of the Company at $0.30 per share.
--------------------------------------------------------------------------------------- --------------------------
William R. Jones - $25,000 principal amount plus a $5,000 loan discount for a total                        24,327
note of $30,000.  2 year note due October 21, 2007.  12% interest, outstanding balance is convertible (at the option of the noteholder) to the Company's common stock at $0.20 per share.  The conversion option expires in 2006.
--------------------------------------------------------------------------------------- --------------------------
Note Payable Discount - Unamortized Portion                                                               (3,958)
--------------------------------------------------------------------------------        --------------------------
   Total at March 31, 2006                                                                              $156,379
--------------------------------------------------------------------------------        --------------------------

Note 7 - Deferred Income taxes

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

QLINKS AMERICA, INC.
NOTES TO THE FINANCIAL STATEMENTS
(continued)


The Company currently has estimated net operating loss carryforwards aggregating $759,763 generated in the years ended December 31, 2005, December 31, 2004 and the period February 18, 2003 (inception)-December 31, 2003, which expire through 2025. The deferred tax asset of approximately $258,000 related to this carryforward has been fully reserved.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

Income tax provision at the federa statutory rate   34%
Effect of operating losses                         -34%
                                                  -----
                                                     0%

 Net deferred tax assets consist of the following:

                                                         For the Years Ended December 31,
                                                2005                  2004                   2003                 Total
                                         ------------------- ----------------------- --------------------- ---------------------

Gross deferred tax asset                 $-                   $        (66,275)       $      (192,044)      $      (258,319)
Gross deferred tax liability              -                              -                      -                     -

Valuation allowance                       -                              66,275                192,044               258,319
                                         ------------------- ----------------------- --------------------- ---------------------

 Net deferred tax asset                  $-                   $-                       $-                     $-
                                         =================== ======================= ===================== =====================


The Company did not pay any income taxes during the years ended December 31, 2005, 2004 or 2003.

Note 8 - Stockholders' equity

The Company is authorized to issue 30,000,000 shares of common stock and 10,000,000 shares of preferred stock with no par value. Rights, preferences and other terms of the preferred stock will be determined by the board of directors at the time of issuance.

QLINKS AMERICA, INC.
NOTES TO THE FINANCIAL STATEMENTS
(continued)


2003 Transactions

In 2003, the Company issued a total of 13,700,000 shares of common stock for a total capital contribution of $1,119,000. (see Note 9 for information regarding stock options).

                                                                            Number of Common        Number of
                                                                              Shares Owned       Preferred Shares
                                                                                                      Owned
------------------------------------------------------------------------- --------------------- -------------------
William R. Jones - Chairman                                                          4,400,000                   -
------------------------------------------------------------------------- --------------------- -------------------
James O. Mulford - Chief Executive Officer                                           4,400,000                   -
------------------------------------------------------------------------- --------------------- -------------------
3rd party holders                                                                    4,900,000                   -
------------------------------------------------------------------------- --------------------- -------------------
    Total at December 31, 2003                                                      13,700,000                   -
------------------------------------------------------------------------- --------------------- -------------------



2004 Transactions

In 2004, the Company issued an additional 100,000 shares of common stock to its Chairman and Chief Executive Officer (50,000 shares each) for a total capital contribution of $20,000.


                                                                            Number of Common        Number of
                                                                              Shares Owned       Preferred Shares
                                                                                                      Owned
------------------------------------------------------------------------- --------------------- -------------------
William R. Jones - Chairman                                                          4,450,000                   -
------------------------------------------------------------------------- --------------------- -------------------
James O. Mulford - Chief Executive Officer                                           4,450,000                   -
------------------------------------------------------------------------- --------------------- -------------------
3rd party holders                                                                    4,900,000                   -
------------------------------------------------------------------------- --------------------- -------------------
    Total at December 31, 2004                                                      13,800,000                   -
------------------------------------------------------------------------- --------------------- -------------------


QLINKS AMERICA, INC.
NOTES TO THE FINANCIAL STATEMENTS
(continued)


2005 Transactions

In 2005, the Company issued an additional 250,000 shares of common stock (as part of the Company's asset purchase of ThinkBurst Media, Inc.) with a value of $50,000.


                                                                            Number of Common        Number of
                                                                              Shares Owned       Preferred Shares
                                                                                                      Owned
------------------------------------------------------------------------- --------------------- -------------------
William R. Jones - Chairman                                                          4,450,000                   -
------------------------------------------------------------------------- --------------------- -------------------
James O. Mulford - Chief Executive Officer                                           4,450,000                   -
------------------------------------------------------------------------- --------------------- -------------------
3rd party holders (includes 250,000 shares related to ThinkBurst asset               5,150,000                   -
acquisition)
------------------------------------------------------------------------- --------------------- -------------------
    Total at December 31, 2005                                                      14,050,000                   -
------------------------------------------------------------------------- --------------------- -------------------

2006 Transactions (through March 31, 2006)

No common stock transactions occurred from January 1, 2006-March 31, 2006:


Note 9 - Stock Options, Convertible Debt and Warrants
On December 30, 2003, the Company issued 500,000 options to purchase shares of its common stock at $0.10 to various individuals in consideration of work performed as consultants to the Company. These options are exercisable at any time prior to March 1, 2008.

On October 21, 2005, as part of a notes payable transaction with a related party and other individuals, the Company provided the note purchasers the right to purchase up to 1,025,000 shares of the Company's common stock. This conversion option allows holders of the notes to convert the outstanding principal balance of their note into shares of the Company's common stock for up to 180 days from the note date.

On March 2, 2006, as part of a notes payable transaction, the Company provided the note purchasers the right to purchase up to 500,000 shares of the Company's common stock. This conversion option allows holders of the notes to convert the outstanding principal balance of their note into shares of the Company's common stock for up to 180 days from the note date. As part of the same notes payable transaction, the holders of the notes received warrants, if they convert their principal balance to common shares, to purchase 500,000 shares of common stock at $0.30 per share and an additional 500,000 shares of common stock at $0.50 per share.

QLINKS AMERICA, INC.
NOTES TO THE FINANCIAL STATEMENTS
(continued)



The following table lists options and warrants outstanding as of March 31, 2006:

                                                              Number of        Number of         Exercise      Expiration Date
                                                               Options          Warrants        Price/Share
---------------------------------------------------------- ---------------- ----------------- ---------------- -----------------
William R. Jones (and related parties) - Chairman,
$134,000 notes payable of which $120,000 is convertible
to common shares of the Company.                                   400,000                         $0.30        December 2007
---------------------------------------------------------- ---------------- ----------------- ---------------- -----------------
William R. Jones - Chairman, $25,000 note payable                  125,000                         $0.20           May 2006
convertible to common shares of the Company's common stock.
---------------------------------------------------------- ---------------- ----------------- ---------------- -----------------
3rd party holders - $100,000 notes payable (4 notes at             500,000                         $0.20           May 2006
$25,000 each) convertible to shares of the Company's
common stock.
---------------------------------------------------------- ---------------- ----------------- ---------------- -----------------
Consultants - Options to purchase common shares at $0.10           500,000                         $0.10          March 2008
per share.
---------------------------------------------------------- ---------------- ----------------- ---------------- -----------------
3rd party holders, $100,000 notes payable (2 notes at              500,000                         $0.20        February 2007
$50,000 each) convertible to shares of the Company's
common stock.
---------------------------------------------------------- ---------------- ----------------- ---------------- -----------------
3rd party holders, as part of the $100,000 notes payable                       1,000,000        500,000 at      February 2007
transaction above, warrants to purchase shares of the                                           $0.30
Company's common stock.  The note must be converted                                             500,000 at
to common stock before any warrants can be exercised.                                           $0.50
---------------------------------------------------------- ---------------- ----------------- ---------------- -----------------
      Total at March 31, 2006                                    2,025,000     1,000,000
---------------------------------------------------------- ---------------- ----------------- ---------------- -----------------
The Company did not recognize any  compensation  or other expense as a result of stock option issuances.

QLINKS AMERICA, INC.
NOTES TO THE FINANCIAL STATEMENTS
(continued)


Note 10 - Going concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated significant revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its technology, and incurring substantial costs and expenses. As a result, the Company incurred accumulated net losses from February 18, 2003 (inception) through the period ended March 31, 2006 of $1,166,436. In addition, the Company's development activities since inception have been financially sustained through equity financing and borrowings.
The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

Note 11 - Related party transactions

Amounts due to the Company's Chairman of the Board of Directors (and related parties) and Chief Executive Officer (and related parties) are as follows:



                                                           Balance at March 31,   Balance at December 31,    Balance at December
                                                                   2006                     2005                   31, 2004
                                                           ---------------------- ------------------------- -----------------------
William R. Jones (and related parties) - Chairman of the
Board of Directors

 Accrued Consulting Fees                                    $           20,000     $              20,000     $             20,000
 Notes Payable                                                         156,987                   157,452                  115,000
                                                           ---------------------- ------------------------- -----------------------
  Total                                                     $         176,987      $            177,452      $            135,000
                                                           ====================== ========================= =======================

James O. Mulford (and related parties) - President and
Chief Executive Officer


 Accrued Consulting Fees                                    $           75,000     $              60,000     $                 -
 Notes Payable                                                              -                         -                   120,000
                                                           ---------------------- ------------------------- -----------------------
  Total                                                     $           75,000     $              60,000     $            120,000
                                                           ====================== ========================= =======================


Consulting Fees Earned by Related Parties
                                                           For the three-months      For the year-ended       For the year-ended
                                                           ended March 31, 2006      December 31, 2005        December 31, 2004
                                                           ---------------------- ------------------------- -----------------------

William R. Jones - Chairman of the Board of Directors                       -                         -                        -
James O. Mulford - President and Chief Executive Officer                30,000                    60,000
                                                           ---------------------- ------------------------- -----------------------


                                                            $           30,000     $              60,000    $                  -
                                                           ====================== ========================= =======================

Note 12 - Commitments and contingent liabilities
Lease commitments - As of March 31, 2006, the Company leased two office spaces, as follows:

1. Corporate headquarters located in Englewood, Colorado on a month-to-month basis at $500 per month with 60 days notice to terminate lease.

2. Florida - Certain office premises in Niceville, Florida under a non-cancelable operating lease. The three-year lease commenced May 1, 2005 and expires April 30, 2008 and requires the Company to pay utilities, insurance and other costs.

See Note 14 - Subsequent transactions regarding a new lease agreement signed April 2006.

Aggregate minimum rental commitments at March 31, 2006 under non-cancelable operating leases are summarized as follows:

                                                 Gross Rentals
                                              ---------------------

Year ending December 31, 2006                 $        11,250
Year ending December 31, 2007                          15,000
Year ending December 31, 2008                           5,000
                                              ---------------------

                                              $        31,250
                                              =====================

Rental expense included in operations totaled approximately $5,715, $10,018 and $15,000 for the three-months ended March 31, 2006 and the years ended December 31, 2005 and 2004, respectively.

Equipment lease - The Company leases computer equipment under a non-cancelable operating lease from Hewlett Packard (Compaq). The Company pays $455.85 per month under this lease, which will expire in December 2006. Future minimum commitments under non-cancelable operating leases as of March 31, 2006, are as follows:

                                                       Amount
Year ending December 31, 2006                         $   3,897
                                                     ----------
Total                                                 $   3,897
                                                     ==========

License fee - As part of a licensing agreement with SoftCard Systems, Inc., the Company is required to pay a fee equal to 6% of its gross revenues from Qlinks services to SoftCard Systems, Inc. on a monthly basis.

Legal matters - The Company is not currently involved in nor a party to litigation or threat of litigation arising in the normal course of business. As a result, management has not accrued any amounts with respect to potential legal costs or settlements.

Accrued compensation - The Company has entered into deferred compensation agreements with certain of its consultants and executive officers. These agreements specify that the compensation will be paid when cash flow is sufficient. These agreements also specify that the deferred compensation may also be settled with shares of the Company's common stock.

Note 13 - Stock-based compensation
The Company has not yet adopted a formal consultant and employee stock compensation plan.

Note 14 - Subsequent transactions

o In April 2006 the Company signed a month-to-month lease for its Corporate headquarters in Golden, Colorado on a month-to-month basis at $1,500 per month (with a potential increase of $500, or $2,000 per month total if additional space and infrastructure services are required) with 60 days notice to terminate lease.

o        In  June  2006,  the  Company  merged  with  Global  Envirotech,   Inc.
         ("Global"), a public reporting company, for future operations, expansion, and funding actions. In this transaction Qlinks acquired 100% of the outstanding shares of Global.